Exhibit 10.57

Baker Hughes, a GE company
Bonus Deferral Plan

Section 1. General.
(a)    Purpose. The purpose of the Baker Hughes, a GE company Bonus Deferral Plan (the “Plan”) is to attract and retain the services of key Employees by providing them with opportunities to defer receipt of their annual bonuses and the income taxes thereon. The Plan is intended to be a top hat plan, as described in Section 201(2) of the Employee Retirement Income Security Act of 1974.
(b)    LTIP. The Plan incorporates by reference herein the terms of the Baker Hughes, a GE company 2017 Long-Term Incentive Plan (the “LTIP”). Unless otherwise defined in the Plan, capitalized terms used in the Plan shall have the meanings assigned to them in the LTIP.
(c)    Eligibility. Each Employee who (i) is eligible to receive a Bonus (as defined below), (ii) holds a position with Baker Hughes, a GE company (the “Company”) or any Affiliate designated at the level of executive band or above and (iii) is subject to United States federal income tax and participates in compensation and benefits programs that are generally made available to employees in the United States is eligible to participate in the Plan (each such Employee, a “Participant”).
(d)    Definitions.
(i)    “Affiliate” means any company or business entity that is a member of the Company’s controlled group of corporations or group of trades or businesses under common control within the meaning of Section 414(b) or (c) of the Code, except that the ownership threshold for such determination shall be 50% instead of 80%.
(ii)    “Bonus” means a bonus earned by a Participant for a calendar year pursuant to the Baker Hughes, a GE company Executive Officer Short-Term Incentive Plan or the Baker Hughes, a GE company Employee Short-Term Incentive Plan.
(iii)    “Cash Units” means units representing the right to receive cash in an amount equal to the initial amount of the portion of a Bonus that a Participant elects to defer into Cash Units, as increased or decreased to reflect subsequent reallocations in accordance with Sections 4(c)(ii) and (iii), Section 4(d)(iii) and Section 4(e)(iii), as applicable, and as increased to reflect notional interest accrued in accordance with Section 4(c)(iv).
(iv)    “Deferral Date” means the date on which a Bonus (or a portion thereof) was scheduled to be paid to a Participant had such Participant not elected to defer such Bonus (or such portion thereof).

Exhibit 10.57

(v)    “Distribution Date” means the date as of which payment is made with respect to a Participant’s Account. Unless otherwise determined by the Committee and set forth in the applicable election form, and subject to Section 5(c), if a Participant elects to receive distribution of such Participant’s Account in (x) a lump sum, the Distribution Date shall occur in April of the year immediately following the year of such Participant’s Separation from Service, or (y) annual installments, the first Distribution Date will occur in April of the year immediately following the year of such Participant’s Separation from Service and the Distribution Date for each subsequent installment shall occur in April of each subsequent year. The precise Distribution Date within any month shall be determined by the Company in its sole discretion and need not be the same for all Participants.
(vi)    “Index Fund” means an S&P 500 Index Fund selected by the Committee, or such other index fund as may be designated by the Committee from time to time.
(vii)    “Index Unit” means a unit corresponding to a share in the Index Fund.
(viii)    “Investment Vehicles” means, collectively, Cash Units, Index Units and Share Units.
(ix)    “Separation from Service” means, with respect to a Participant, such Participant’s termination of employment with the Company and all Affiliates; provided that Separation from Service for purposes of the Plan shall be interpreted consistently with the requirements of Section 409A of the Code.
(x)    “Share Unit” means a unit corresponding to a Share.
(xi)    “VWAP” means, with respect to Index Units or Share Units for which payment is scheduled to be made on a Distribution Date pursuant to Section 5(a)(ii) or (iii), as applicable, the volume weighted average price of a share in the Index Fund or a Share, as applicable, for the 20-trading day period ending with the March 15 immediately preceding such Distribution Date as reported for such period by Thomson Reuters (or, if such volume weighted average price is not available from Thomson Reuters for such period, as reported for such period from a different third party source selected by the Company); provided that the Committee may determine to apply a different trading period over which to calculate such volume weighted average price.
Section 2    . Administration.
(a)    Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan shall be within the sole discretion of the Committee,

Exhibit 10.57

may be made at any time, and shall be final, conclusive, and binding on all Persons, including the Company and any Affiliate, Participant, beneficiary or stockholder.
(b)    The Committee may delegate duties and powers, both administrative and discretionary, as it deems appropriate, except for such duties that may not be delegated by law or regulation. In administering the Plan, the Committee may employ attorneys, consultants, accountants or other Persons, and the Company and the Committee shall be entitled to rely on the advice or opinions of any such Persons. All ordinary and reasonable expenses of the Committee shall be paid by the Company.
Section 3    . Elections.
(a)    Deferral Elections. Pursuant to a form approved by the Committee and filed with the Company not later than June 30 of the calendar year for which a Participant’s Bonus is earned (or such earlier date as may be determined by the Committee or required under Section 409A of the Code), such Participant may elect with respect to such Bonus:
(i)    the percentage of such Bonus to defer, which (except as otherwise determined by the Committee) may equal 25%, 50%, 75% or 100% (the percentage of such Bonus deferred, the “Deferral”);
(ii)    the Investment Vehicle(s) in which such Deferral will be initially allocated, and if more than one Investment Vehicle is elected, the percentage of such Deferral that will be initially allocated to each such Investment Vehicle; and
(iii)    the form in which such Deferral will be distributed to such Participant, which (except as otherwise determined by the Committee) may be a single lump sum or annual installments over a period of 10, 15 or 20 years.
Notwithstanding the foregoing, an Employee who first becomes a Participant in the Plan after January 1 of a calendar year will not be eligible to elect to defer any Bonus that such Participant earns for such year.
(b)    Reallocation Elections. A Participant may elect to reallocate the percentage of such Participant’s Account that is allocated to each Investment Vehicle pursuant to a form approved by the Committee and filed with the Company (the date of such election, the “Reallocation Date”). Unless otherwise determined by the Committee, a Participant may make such a reallocation election up to four times per calendar year, but not more than once per day.
Section 4    . Investment Vehicles.
(a)    Accounts. A Participant’s Deferrals will be allocated to a separate bookkeeping account (an “Account”) established and maintained by the Committee to record the number of Share Units, Investment Units and/or Cash Units, as applicable, in which such Deferrals are notionally invested.

Exhibit 10.57

(b)    Vesting. Each Deferral will be fully vested and non-forfeitable at all times from the applicable Deferral Date.
(c)    Cash Units.
(i)    Initial Allocations. If a Participant elects to defer all or a portion of such Participant’s Bonus into Cash Units, the number of Cash Units that will be initially allocated to such Participant’s Account with respect to such deferral will equal the product of (x) the amount of such Bonus, multiplied by (y) the percentage of such Bonus that such Participant elected to allocate to Cash Units.
(ii)    Reallocations from Share Units. If a Participant elects to reallocate all or a portion of such Participant’s Account from Share Units into Cash Units, the number of Share Units allocated to such Participant’s Account will be reduced by the number of Share Units reallocated, and the number of Cash Units allocated to such Participant’s Account will be increased by an amount equal to the product of (x) the number of such reallocated Share Units, multiplied by (y) the closing price of a Share on the applicable Reallocation Date.
(iii)    Reallocations from Index Units. If a Participant elects to reallocate all or a portion of such Participant’s Account from Index Units into Cash Units, the number of Index Units allocated to such Participant’s Account will be reduced by the number of Index Units reallocated, and the number of Cash Units allocated to such Participant’s Account will be increased by an amount equal to the product of (x) the number of such reallocated Index Units, multiplied by (y) the closing price of a share in the Index Fund on the applicable Reallocation Date.
(iv)    Interest. The number of Cash Units allocated to a Participant’s Account will be increased to reflect notional interest accrued from the applicable Deferral Date or Reallocation Date, as applicable, to the applicable Reallocation Date or Distribution Date, as applicable, at the rate determined by the Committee from time to time, which rate (except as otherwise determined by the Committee) will not be “above-market” (as determined in accordance with Instruction 2 to Item 402(c)(2)(viii)(B) of Regulation S-K under the Exchange Act) and will not exceed a reasonable rate of interest for purposes of Section 3121(v)(2) of the Code.
(d)    Index Units.
(i)    Initial Allocations. If a Participant elects to defer all or a portion of such Participant’s Bonus into Index Units, the number of Index Units that will be initially allocated to such Participant’s Account with respect to such deferral will equal (x) the product of (A) the amount of such Bonus, multiplied by (B) the percentage of such Bonus that such Participant elected to allocate to Index Units, divided by (y) the closing price of a share in the Index Fund on the applicable Deferral Date.

Exhibit 10.57

(ii)    Reallocations from Share Units. If a Participant elects to reallocate all or a portion of such Participant’s Account from Share Units into Index Units, the number of Share Units allocated to such Participant’s Account will be reduced by the number of Share Units reallocated, and the number of Index Units allocated to such Participant’s Account will be increased by an amount equal to (x) the product of (A) the number of such reallocated Share Units, multiplied by (B) the closing price of a Share on the applicable Reallocation Date, divided by (y) the closing price of a share in the Index Fund on the applicable Reallocation Date.
(iii)    Reallocations from Cash Units. If a Participant elects to reallocate all or a portion of such Participant’s Account from Cash Units into Index Units, the number of Cash Units allocated to such Participant’s Account will be reduced by the number of Cash Units reallocated, and the number of Index Units allocated to such Participant’s Account will be increased by an amount equal to (x) the number of such reallocated Cash Units divided by (y) the closing price of the Index Fund on such Reallocation Date.
(e)    Share Units.
(i)    Initial Allocations. If a Participant elects to defer all or a portion of such Participant’s Bonus into Share Units, the number of Share Units that will be initially allocated to such Participant’s Account with respect to such deferral will equal (x) the product of (A) the amount of such Bonus, multiplied by (B) the percentage of such Bonus that such Participant elected to allocate to Share Units, divided by (y) the closing price of a Share on the applicable Deferral Date.
(ii)    Reallocations from Index Units. If a Participant elects to reallocate all or a portion of such Participant’s Account from Index Units into Share Units, the number of Index Units allocated to such Participant’s Account will be reduced by the number of Index Units reallocated, and the number of Share Units allocated to such Participant’s Account will be increased by an amount equal to (x) the product of (A) the number of such reallocated Index Units, multiplied by (B) the closing price of a share in the Index Fund on the applicable Reallocation Date, divided by (y) the closing price of a Share on the applicable Reallocation Date.
(iii)    Reallocations from Cash Units. If a Participant elects to reallocate all or a portion of such Participant’s Account from Cash Units into Share Units, the number of Cash Units allocated to such Participant’s Account will be reduced by the number of Cash Units reallocated, and the number of Share Units allocated to such Participant’s Account will be increased by an amount equal to (x) the number of such reallocated Cash Units, divided by (y) the closing price of a Share on the applicable Reallocation Date.
(iv)    Dividends. If, during the period beginning on the applicable Deferral Date or Reallocation Date, as applicable, and ending on the applicable Reallocation Date or Distribution Date, as applicable, there occurs a dividend record date for a dividend that is paid on Shares, a Participant’s Account will be allocated additional Share Units in an

Exhibit 10.57

amount equal to the product of (x) the amount of such dividend, multiplied by (y) the number of Share Units in such Account as of such record date.
(v)     Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Accounting Standards Codification Topic 718 (or any successor thereto), or otherwise affects the Shares, then the Committee shall adjust the amount of cash payable with respect to outstanding Share Units in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
Section 5    . Distributions.
(a)    Lump Sum Distributions. On the Distribution Date applicable to a Participant’s Deferral for which such Participant has elected distribution in a lump sum, such Participant will receive an aggregate amount in cash equal to the sum of the following amounts:
(i)    the product of (x) $1.00, multiplied by (y) the number of Cash Units that are then allocated to such Participant’s Account and scheduled to be paid on such Distribution Date;
(ii)    the product of (x) the applicable VWAP, multiplied by (y) the number of Index Units that are then allocated to such Participant’s Account and scheduled to be paid on such Distribution Date; and
(iii)    the product of (x) the applicable VWAP, multiplied by (y) the number of Share Units that are then allocated to such Participant’s Account and scheduled to be paid on such Distribution Date.
(b)    Annual Installment Distributions. On each Distribution Date applicable to a Participant’s Deferral for which such Participant has elected distribution in annual installments, such Participant will receive an amount in cash equal to (i) the aggregate amount determined in accordance with Section 5(a) divided by (ii) the number of annual installments that have not yet been paid to such Participant (inclusive of the annual installment that is payable on such Distribution Date).
(c)    Specified Employees. Notwithstanding the foregoing, if a Participant is a “specified employee” under Section 409A of the Code, of either the Company or an Affiliate that is treated as “publicly traded” for purposes of Section 409A(a)(2)(B)(i) of the Code, the first Distribution Date following such Separation from Service shall occur on the later of (i) the first Distribution Date prescribed by Section 1(d)(v) (definition of “Distribution Date,” without regard to this

Exhibit 10.57

Section 5(c)) or (ii) the first payroll date that is at least six months after such Separation from Service. Whether a Participant is a “specified employee” of the Company shall be determined in accordance with the Company’s procedures for determining “specified employees,” and whether a Participant is a “specified employee” of an Affiliate shall be determined in accordance with such Affiliate’s procedures for determining specified employees.
(d)    Unforeseeable Emergency. The Committee, in its sole discretion, may accelerate the distribution of a Participant’s Deferral if such Participant experiences an unforeseeable emergency; provided that such distribution is limited to the amount necessary (net of taxes) to satisfy such emergency and complies with Section 409A of the Code. To request such a distribution, a Participant must file an application with the Committee and furnish such supporting documentation as the Committee may require. Such application shall specify the basis for the distribution and the amount to be distributed. If such request is approved by the Committee, distribution shall be made in a lump sum payment as soon as administratively practicable, but not more than 30 days, following such approval.
Section 6    . Amendments and Termination.
(a)    The Committee, in its sole discretion, may amend, suspend or discontinue the Plan or any Deferral at any time; provided that no such amendment, suspension or discontinuance shall reduce the accrued benefit of any Participant except to the extent necessary to comply with any provision of federal, state or other applicable law. The Committee further has the right, without a Participant’s consent, to amend or modify the terms of the Plan and such Participant’s Deferrals to the extent that the Committee deems it necessary to avoid adverse or unintended tax consequences to such Participant under Section 409A of the Code.
(b)    The Committee, in its sole discretion, may terminate the Plan at any time, as long as such termination complies with then applicable tax and other requirements. Distributions of Deferrals outstanding under the Plan as of the date on which the Plan is terminated will be made in a lump sum payment 12 months after such termination, unless the right to receive a distribution in accordance with the terms of the Plan would occur before the end of such 12-month period, in which case distribution will be made in accordance with the terms of the Plan.
(c)    Such other changes to Deferrals shall be permitted and honored under the Plan to the extent authorized by the Committee and consistent with Section 409A of the Code.
Section 7    . Miscellaneous.
(a)    Transferability. Except as provided by the Committee, no Deferral and no right under any Deferral, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of such Participant with respect to a Deferral on the death of such Participant. Each Deferral, and each right under any Deferral, shall be exercisable, during a Participant’s lifetime, only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. No Deferral, and no right

Exhibit 10.57

under any Deferral, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.
(b)    No Rights to Participation. No Participant or other Person shall have any claim to be entitled to make a deferral under the Plan, and there is no obligation for uniformity of treatment of Participants or beneficiaries under the Plan. The terms and conditions of deferrals under the Plan need not be the same with respect to each Participant.
(c)    Withholding. The Company or any Affiliate shall be authorized to withhold from any Deferral the amount of taxes required or permitted to be withheld (up to the maximum statutory tax rate in the relevant jurisdiction) in respect of such Deferral and to take such other action as may be necessary or appropriate in the opinion of the Company or Affiliate to satisfy withholding taxes.
(d)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(e)    No Right to Continued Service. The opportunity to make a Deferral under the Plan shall not be construed as giving a Participant the right to be employed by the Company or any Affiliate. A Participant’s Deferral under the Plan is not intended to confer any rights on such Participant except as set forth in the Plan.
(f)    No Rights as a Stockholder. A Participant will have no rights as a stockholder under the terms of the Plan.
(g)    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law without regard to conflict of law.
(h)    Severability. If any provision of the Plan or any election form is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person, or would disqualify the Plan or any Deferral under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or such Deferral, such provision shall be stricken as to such jurisdiction, Person or Deferral, and the remainder of the Plan and such election form shall remain in full force and effect.
(i)    Unfunded Status of the Plan. The Plan is unfunded. The Plan, together with the applicable election form(s), shall represent at all times an unfunded and unsecured contractual obligation of the Company. Each Participant and beneficiary will be an unsecured creditor of the Company with respect to all obligations owed to them under the Plan. Amounts payable under the Plan will be satisfied solely out of the general assets of the Company subject to the claims of

Exhibit 10.57

its creditors. No Participant or beneficiary will have any interest in any fund or in any specific asset of the Company of any kind, nor shall any Participant or beneficiary or any other Person have any right to receive any payment or distribution under the Plan except as, and to the extent, expressly provided in the Plan and the applicable election form. The Company will not segregate any funds or assets to provide for any distribution under the Plan. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide payments required under the Plan shall not serve in any way as security to any Participant or beneficiary for the Company’s performance under the Plan.
(j)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(k)    Indemnification. Subject to requirements of Delaware State law, each individual who is or shall have been a member of the Committee, or a committee or Person to whom authority was delegated in accordance with Section 2(b), shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed on or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her; provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(l)    Section 409A of the Code. The Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any election form shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any election form would otherwise frustrate or conflict with this intent, such provision will be interpreted and deemed amended so as to avoid such conflict.
(m)    Effective Date of the Plan. The Plan shall be effective as of the date on which the Plan is adopted by the Committee.